Exhibit 99.1

Houston American Energy Corp. Announces $1.2 Million Registered Direct Offering

HOUSTON, TX June 24, 2025 – Houston American Energy Corp. (NYSE American: HUSA) (the “Company”) today announced that it has entered into a definitive agreement with an institutional investor (the “SPA”) for the purchase and sale of an aggregate of 81,629 shares of common stock at a purchase price of $14.80 per share in a registered direct offering (the “Offering”).

The aggregate gross proceeds to the Company of this offering are expected to be approximately $1.2 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company currently intends to use the net proceeds of approximately $1 million from the offering for general corporate purposes. The transaction is expected to close on or about June 25, 2025, subject to the satisfaction of customary closing conditions.

The registered direct offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-282778) previously filed by the Company and declared effective by the U.S. Securities and Exchange Commission (“SEC”) on November 4, 2024. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Univest Securities, LLC at info@univest.us, or by calling +1 (212) 343-8888.

Placement Agent Agreement

On June 24, 2025, in conjunction with the SPA, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Univest Securities, LLC to act as the sole placement agent (the “Placement Agent”) in connection with the Offering. Pursuant to the Placement Agency Agreement, the Placement Agent is entitled to a fee equal to an aggregate of 8.0% of the proceeds received by the Company in the Offering and reimbursement of the Placement’s reasonable travel and other out-of-pocket expenses, including reasonable fees, costs and disbursement to its legal counsel, in an amount not to exceed an aggregate of $10,000.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Copies of the prospectus supplement relating to the registered direct offering, together with the accompanying base prospectus will be filed by the Company and, upon filing, can be obtained at the SEC’s website at www.sec.gov.

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes, but is not limited to, statements about the gross proceeds to the Company from the offering and the anticipated closing of the offering.

With respect to the forward-looking information contained in this news release, the Company has made numerous assumptions. While the Company considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing our business is disclosed in our Annual Report on Form 10-K and other filings with the SEC on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and the Company disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

For additional information, view the company’s website at www.houstonamerican.com or contact Houston American Energy Corp. at (713) 222-6966.